UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 24, 2008

AQUAMER MEDICAL CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-52327	04-3516924

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

510 Turnpike Street, North Andover, MA	01845

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 978-557-1001

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 - Entry into a Material Definitive Agreement
Item 2.01 - Completion of Acquisition of Assets

            Patent Purchase Agreement

            On March 24, 2008, Aquamer Medical Corp. (the "Company" or "we") entered into a Patent Purchase Agreement, (the "Agreement"), filed herewith as Exhibit 10.1, with Phillips Capital, a corporation, (the "Assignor"). The Agreement provided that we purchase all rights, title and interest in the pending U.S. Patent for the Hydropatella Implant, identified as Attorney Docket No. 105554-2, which application was filed in the United States Patent and Trademark Office on September 30, 2005, as Application No. 60/722,277 (the "Patent"). The Agreement further provided that we issue 10,000,000 shares of our Common Stock as the purchase price for the Patent.

            The transaction was completed on March 24, 2008, in accordance with the terms of the Agreement.

            Description of the Patent

            When, due to disease or injury, the surfaces of a knee joint become sufficiently disabling and painful (arthritic), these surfaces are commonly replaced using a surgical operation, either in whole or in part by prosthetic implants.

            A need exists for a patella (kneecap) component that provides greater wear resistance, yet has the capacity to sustain ambulatory tension with strength comparable to that of a healthy patella. A need also exists for a replacement patella that can be used to deliver a therapeutic agent to the knee.

            The invention, which is the subject of the Patent, relates to an improved patella with improved biocompatible properties such as high surface lubricity, reduced component-to-component wear, and drug delivery capabilities.

            The invention is based, in part, on the discovery that structural elements for joint replacement (e.g., a patella), can be made of a biocompatible material that absorbs an aqueous solution to form a hydrogel. The biocompatible hydrogel has improved structural and biomechanical properties without the problem of disintegrating under stress conditions. In particular, the invention pertains to a patella made of a hydrogel referred to as "hydropatella implant," which provides a durable, wear resistant patella that can be implanted in a surgical procedure to replace the damaged natural patella of a subject or as part of a component system for a total knee replacement

Item 3.02 - Unregistered Sales of Equity Securities

            Stock Issued for Patent

            On March 24, 2008, we issued 10,000,000 shares of our Common Stock as payment to Phillips Capital for all rights, title and interest in the pending U.S. Patent for the Hydropatella Implant described above in Items 1.01 and 2.01. The shares were valued at $0.01 per share, or a total of $100,000, which was representative of the market value at the date of issuance. We relied upon Section 4(2) of the Securities Act of 1933, as amended, for an exemption from registration. The newly issued shares are restricted as to transferability and may not be offered for sale, sold or otherwise transferred except pursuant to an exemption from registration.

            Stock Issued for Services

            On March 24, 2008, we issued 11,500,000 shares of our Common Stock as payment for services, as follows: 6,000,000 shares to Marshall Sterman, the President of Aquamer Medical Corp. for accrued compensation; 3,500,000 shares to Harry Pack for accrued consulting services; and, 2,000,000 shares to Douglas Arnold for consulting services. The shares that were issued for services were valued at $0.01 per share, or a total of $115,000, which was representative of the market value at the date of issuance. We relied upon Section 4(2) of the Securities Act of 1933, as amended, for an exemption from registration. The newly issued shares are restricted as to transferability and may not be offered for sale, sold or otherwise transferred except pursuant to an exemption from registration.

Item 9.01 - Financial Statements and Exhibits

 (d)    Exhibits:

*10.1	Patent Purchase Agreement, dated as of March 24, 2008, between Phillips Capital and Aquamer Medical Corp.

 * Filed herewith.

SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	March 25, 2008

Aquamer Medical Corp.

Registrant

By:	/s/ Marshall Sterman

Marshall Sterman President